Consent of Independent Accountants




We have issued our report dated March 12, 2001 on the financial statements of the Camco Financial & Subsidiaries Salary Savings Plan as of December 31, 2000 and 1999 and for the year ended December 31, 2000, which are incorporated within the Annual Report on Form 10-K for the year ended December 31, 2000 filed by Camco Financial Corporation (Camco). We hereby consent to the incorporation by reference of our report in Camco's Post-Effective Amendment No. 1 Form S-8 (33-88072).


                                             /s/Crowe, Chizek and Company LLP
                                             Crowe, Chizek and Company LLP


Columbus, Ohio
March 28, 2001